CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 1998, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-46541) and related Prospectus of Cunningham Graphics International, Inc. for the registration of 2,415,000 shares of its common stock.




Princeton, New Jersey
March 27, 1998


                                                      /s/Ernst & Young LLP